                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-55318) and related Prospectus of Microcide Pharmaceuticals, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the financial statements of Microcide Pharmaceuticals, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Palo Alto, California
March 16, 2001